Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Delta Corp Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(2)
Fees To Be Paid	Equity	Ordinary shares (3)	Rules 457(c) and 457(f)(1)	N/A	$	N/A	$11,347,288.80	(4)	$0.0001531	$1,737.27
	Equity	Ordinary Shares (5)	Rule and 457(f)(2)	N/A	$	N/A	$72,970,000.00	(6)	$0.0001531	$11,171.71
	Equity	Warrants (7)	Rules 457(c) and 457(f)(1)	N/A		N/A	$5,487,688.57	(8)	$0.0001531	$840.17

Fees Previously Paid
Total Offering Amounts							$89,804,977.40			$13,749.15
Total Fees Previously Paid										$0
Total Fee Offsets
Net Fee Due										$13,749.15

(1)	All securities being registered will be issued by Delta Corp Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the proposed business combination (the “Business Combination”) to be effected pursuant to the Merger and Share Exchange Agreement (as amended from time to time, the “Merger Agreement”), among Pubco, Kaival Brands Innovations Group, Inc., a Delaware corporation, Delta Corp Holdings Limited, a company incorporated in England and Wales, KAVL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Pubco, and other parties named therein, as described in Pubco’s Registration Statement on Form F-4 (as amended from time to time, the “Registration Statement”).

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00015310.

(3)	Consists of Pubco Ordinary Shares to be issued to Kaival Stockholders in exchange for their Kaival Shares pursuant to the Merger Agreement.

(4)	Pursuant to Rule 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the market value of the shares of Kaival Common Stock to be canceled in the exchange for Pubco Ordinary Shares in the Business Combination. Pursuant to Rule 457(c) this is calculated as the product of the number of shares of Kaival Common Stock being exchanged in the Business Combination multiplied by the market price per share of Kaival Common Stock. As of January 3, 2025, the maximum aggregate offering price was equal to $11,347,288.80, which is the product of (a) $0.9536 (the average of the high ($1.02) and low ($0.8872) trading prices of Kaival Common Stock on the Nasdaq Capital Market on January 3, 2025, a date within five business days prior to the initial filing of this registration statement), multiplied by (b) 11,899,422 shares of Kaival Common Stock expected to be outstanding at the closing of the Business Combination.

(5)	Consists of the Pubco Ordinary Shares to be issued to the Sellers in exchange for all of their capital shares in Delta and the 3,385,394 Pubco Ordinary Shares issuable to Maxim Partners LLC, in exchange for all of their capital shares in Delta, which were issued to Maxim by the Sellers as consideration for M&A advisory services rendered by Maxim in connection with the Business Combination.

(6)	Pursuant to Rule 457(f)(2) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the aggregate book value of the Delta ordinary shares that will be exchanged for Pubco Ordinary Shares in the Business Combination. This is computed to be $72,970,000 based on the unaudited financial statements of Delta as of June 30, 2024, the latest practicable date prior to the filing of the registration statement to which this filing fee table is attached..

(7)	Consists of Pubco warrants to be issued the holders of Kaival warrants which will be canceled upon the completion of the Business Combination.

(8)	Pursuant to Rule 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the market value of the shares of Kaival Warrants to be canceled in exchange for Pubco Warrants in the Business Combination. Pursuant to Rule 457(c) this is calculated as the product of the number of shares of Kaival Common Stock underlying the Kaival Warrants being exchanged in the Business Combination multiplied by the market price per share of Kaival Common Stock. As of January 3, 2025, the maximum aggregate offering price was equal to $5,487,688.57, which is the product of (a) $0.9536 (the average of the high ($1.02) and low ($0.8872) trading prices of Kaival Common Stock on the Nasdaq Capital Market on January 3, 2025, a date within five business days prior to the initial filing of this registration statement), multiplied by (b) 5,754,686 shares of Kaival Common Stock underlying the Kaival Warrants expected to be outstanding at the closing of the Business Combination.